UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011 (June 10, 2011)

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

(Exact name of Registrant as specified in its Charter)

Delaware	001-34831	80-0534394
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

900 NW 63rd Street, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 935-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

On June 10, 2011, Chesapeake Midstream Partners, L.P. (the “Partnership”) entered into the Amended and Restated Credit Agreement (the “Amended Credit Agreement”), dated as of June 10, 2011, among the Partnership, Chesapeake MLP Operating, L.L.C., as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and the Issuing Lender, and the other lenders party thereto, which amends and restates the Partnership’s senior secured revolving credit facility. The Amended Credit Agreement matures on June 10, 2016.

The Amended Credit Agreement favorably amends the Partnership’s credit facility to, among other things, provide that, prior to the Partnership reaching investment grade status, amounts borrowed under the Amended Credit Agreement will bear interest under an amended leverage-based pricing grid at the Partnership’s option at either: (i) the greater of (a) the reference rate of Wells Fargo Bank, National Association, (b) the federal funds effective rate plus 0.50% or (c) the Eurodollar rate which is based on the London Interbank Offered Rate (LIBOR), plus 1.00%, each of which is subject to a margin that varies from 0.75% to 1.50% per annum through December 31, 2011 and 0.625% to 1.50% per annum after December 31, 2011, according to the Partnership’s leverage ratio, or (ii) the Eurodollar rate plus a margin that varies from 1.75% to 2.50% per annum through December 31, 2011 and 1.625% to 2.50% per annum after December 31, 2011, according to the Partnership’s leverage ratio. In the event that the Partnership reaches investment grade status, the Amended Credit Agreement provides that the Partnership has the option to release the security for borrowings under the credit facility and amounts borrowed will bear interest under a specified ratings-based pricing grid at the Partnership’s option at either: (i) the greater of (a) the reference rate of Wells Fargo Bank, National Association, (b) the federal funds effective rate plus 0.50% or (c) the Eurodollar rate which is based on the London Interbank Offered Rate (LIBOR), plus 1.00%, each of which is subject to a margin that varies from 0.50% to 1.25% per annum according to the Partnership’s senior unsecured long-term debt ratings, or (ii) the Eurodollar rate plus a margin that varies from 1.50% to 2.25% per annum according to the Partnership’s senior unsecured long-term debt ratings. The unused portion of the amended credit facility will be subject to more favorable commitment fees of (a) 0.30% to 0.40% per annum through December 31, 2011 and 0.25% to 0.40% per annum after December 31, 2011 while the Partnership is subject to the leverage-based pricing grid, according to the Partnership’s leverage ratio and (b) 0.20% to 0.35% per annum while the Partnership is subject to the ratings-based pricing grid, according to the Partnership’s senior unsecured long-term debt ratings. Interest is payable quarterly or, if LIBOR applies, it may be payable at more frequent intervals.

The Amended Credit Agreement also favorably amends certain negative covenants that (i) limit the Partnership’s ability, as well as the ability of certain of its subsidiaries, among other things, to enter into hedging arrangements and create liens and (ii) require the Partnership to maintain a consolidated leverage ratio and an EBITDA to interest expense ratio, in each case as described in the Amended Credit Agreement. The Amended Credit Agreement also provides for other favorable term modifications in the event that the Partnership reaches investment grade status, including the discontinuance of the requirement for the Partnership to maintain the EBITDA to interest expense ratio

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. See “Index to Exhibits” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
	By:	Chesapeake Midstream GP, L.L.C., its general partner

By:	/s/ David C. Shiels
David C. Shiels Chief Financial Officer

Dated: June 16, 2011

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Amended and Restated Credit Agreement among Chesapeake MLP Operating, L.L.C., as the Borrower, Chesapeake Midstream Partners, L.P., as the Parent, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and the Issuing Lender, and the other Lenders party thereto, dated as of June 10, 2011.